UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities and Exchange Act of 1934

Date of Report: February 13, 2013 (Date of earliest event reported)

eGAIN CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35314	77-0466366
(State or other jurisdiction of	(Commission	(I.R.S. employer
incorporation or organization)	File Number)	identification number)

1252 Borregas Avenue, Sunnyvale, California 94089

(Address of principal executive offices, including zip code)

(408) 636-4500

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On February 13, 2013, eGain Corporation (the “Company ) entered into an Underwriting Agreement, dated February 13, 2013, by and among the Company, the selling stockholders named therein and Needham & Company, LLC, as representative of the several underwriters (the “Underwriting Agreement”). Pursuant to the Underwriting Agreement, the selling stockholders offered for sale 2,170,000 shares of the Company’s common stock and certain selling stockholders have granted the underwriters an option, exercisable within 30 days, to purchase up to an additional 325,500 shares of common stock to cover over-allotments. The closing of the offering is expected to take place on February 19, 2013, subject to the satisfaction of customary closing conditions.

The shares will be sold pursuant to a shelf registration statement, as amended, that the Company filed with the Securities and Exchange Commission, which became effective on December 1, 2011 (File No. 333-177495). A prospectus supplement relating to the offering has been filed with the Securities and Exchange Commission.

A copy of the Underwriting Agreement is attached as Exhibit 1.1 hereto and is incorporated by reference herein. The description of the Underwriting Agreement is a summary and is qualified in its entirety by the terms of the Underwriting Agreement.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of February 13, 2013, by and among eGain Corporation, the stockholders named therein and Needham & Company LLC, as representative of the several underwriters.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 13, 2013	eGAIN CORPORATION

	By:	/s/ Eric N. Smit
Eric N. Smit
Chief Financial Officer (Principal Financial and Accounting Officer and Duly Authorized Signatory)

Exhibit Index

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of February 13, 2013, by and among eGain Corporation, the stockholders named therein and Needham & Company LLC, as representative of the several underwriters.